Exhibit 10.2
FORM OF TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2025 (the “Effective Date”) and is between [NAME] (“Executive”) and IPG Photonics Corporation (the “Company”) (collectively, the “Parties”).

WITNESSETH

WHEREAS, Executive is currently employed by the Company pursuant to an Employment Agreement, effective [Date], (the “Employment Agreement”); and
WHEREAS, except as otherwise expressly provided herein with respect to Executive’s Ongoing Obligations, the Parties have mutually agreed to terminate all provisions of the Employment Agreement, with no provision surviving, effective September 30, 2025 at 5:00 p.m. Eastern Time (“Effective Time”); and
WHEREAS, in consideration thereof, Executive shall be, as of the Effective Time, covered by the Company’s Executive Severance Plan, as most recently amended and restated effective September 30, 2025 (the “Amended Severance Plan”); and
WHEREAS, Executive shall continue his employment with the Company and, commencing at the Effective Time, Executive shall become an at-will employee of Company and be covered by the Amended Severance Plan, as further described herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the parties, intending to be legally bound hereby, mutually agree as follows:

1.Termination of Employment Agreement; Ongoing Obligations. At the Effective Time, the Employment Agreement shall terminate, the Parties shall have no rights thereunder, and the Employment Agreement shall be of no further force and effect. For the avoidance of doubt, the Parties agree that each and every provision of the Employment Agreement shall terminate as of the Effective Time and that no Party shall have any further obligation or liability under the Employment Agreement, including with respect to all provisions that purport to survive termination of the Employment Agreement. Furthermore, Executive agrees that, at the Effective Time, he shall have no rights under the Employment Agreement and he waives and surrenders any and all rights to any termination payments referenced the Employment Agreement. Notwithstanding the foregoing or anything else to the contrary in this Agreement, Executive agrees that Executive has continuing obligations under the Executive’s Confidentiality, Non-Competition And Confirmatory Assignment Agreement with the Company (with any other confidentiality, restrictive covenant and other ongoing obligations the Executive has to any of the Company or any of its affiliates (as defined below), the “Ongoing Obligations”). The Ongoing Obligations remain in full effect in accordance with their terms.
2.Continued Employment At-Will. As of the Effective Time, Executive shall continue to be employed by the Company on an at-will basis in the position of [Position]. Executive shall continue to be subject to applicable policies of the Company, including without limitation the IPG Photonics Corporation Incentive-Based Compensation Recoupment Policy to the extent applicable.

3.Severance Plan. As of the Effective Time, Executive shall be covered by the Amended Severance Plan, subject to all provisions thereof.
4.No Executive Rights Under Employment Agreement. Executive agrees that, as of the Effective Time, any entitlement, right or claim arising under the Employment Agreement shall be extinguished and cancelled, and Executive shall not be eligible to receive from the Company (or its predecessors or successors) any amount, benefit or payment in consideration of or related to the Employment Agreement or the termination thereof, including without limitation any severance payment or benefit under the Employment Agreement, and Executive fully, unconditionally and irrevocably releases the Company, its affiliates, subsidiaries and officers, directors and employees from any and all complaints, claims, liabilities and obligations under the Employment Agreement. Executive hereby also acknowledges and agrees that his eligibility to participate in the Amended Severance Plan following the Effective Time, subject to the terms and conditions therein, provides sufficient consideration for Executive’s agreements under this Agreement, including without limitation the release of claims set forth in this Section 4.
5.Entire Agreement. This Agreement and the Ongoing Obligations contain the entire agreement between the Parties relating to the subject matter hereof and supersede any and all such prior agreements, written or oral. No inducements, promises or agreements, oral or otherwise, have been made by any party which are not embodied herein. This Agreement shall not be modified except in writing signed by both parties.
6.Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the Commonwealth of Massachusetts, without regard to its internal conflict of law provisions. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive’s employment or termination shall, to the fullest extent permitted by law, be settled by arbitration by a single arbitrator in any forum and form agreed upon by the Parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Worcester, Massachusetts, in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 6 shall be specifically enforceable. Neither Executive, the Company, nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all Parties. Notwithstanding the foregoing, this Section 6 shall not preclude either Party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 6. Punitive and consequential damages shall not be permitted as an award and each Party shall bear the fees and expenses of its own counsel and expert witnesses.
7.Binding Agreement; Successors. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company’s successors. This Agreement is not assignable by Executive, but may be assigned by the Company without Executive’s prior consent
8.Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, section, restriction, covenant or other provision of this Agreement shall not affect the validity or enforceability of any other provision or any part of this Agreement but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, section, restriction, covenant or other provision had never been contained in this Agreement.
9.Counterparts. This Agreement may be executed in one or more counterparts, and by electronic, .PDF or facsimile signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature page immediately follows.]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above.

IPG PHOTONICS CORPORATION

By:     Print Name:
Title:
Date Signed:

EXECUTIVE:

     Print Name:
Date Signed:

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